Exhibit 99.1

Vail Banks, Inc.

For Immediate Release	Contact:
October 26, 2005	Lisa M. Dillon Vice Chairman ldillon@weststarbank.com 970-476-2002

VAIL BANKS, INC. ANNOUNCES GRANT OF
RESTRICTED STOCK

Vail Banks, Inc. (Nasdaq: VAIL) announced today that on October 24, 2005 it completed a grant of restricted stock to Dan E. Godec, the President and Chief Executive Officer of the Company’s wholly-owned subsidiary, WestStar Bank. Mr. Godec is also a director of both the Company and WestStar Bank.

Mr. Godec was granted 2,000 shares of restricted stock. The stock granted to Mr. Godec vests in ten equal installments on the first ten anniversaries of the grant date.